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                                                                                             Exhibit 99(a)(2)

                         MONTHLY SERVICER'S CERTIFICATE
           (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
          OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

               TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                               Series 2003-1 Bonds

         TXU Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between TXU Electric Delivery Company, as Servicer, and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



         SERIES 2003-1 COLLECTION PERIOD: May 2004

                                                                                   c.Actual            d.Series 2003-1
                                  a.Series 2003-1          b.Series 2003-1       Series 2003-1       Transition Charge
                                 Transition Charge        Transition Charge    Transition Charge      Remittance Made
Customer Class                       in Effect                 Billed          Payments Received        to Trustee
--------------------------      -----------------         --------------       -----------------       --------------
Residential Service             $0.000712 / kWh            $1,691,790.02         $1,422,656.93         $1,422,656.93

General Service Secondary                                  $2,085,105.59         $2,004,925.03         $2,004,925.03

          Non-demand            $0.000655 / kWh

          Demand                $0.186 / kW

General Service Primary                                      $257,266.95           $239,298.90           $239,298.90

          Non-demand            $0.000442 / kWh

          Demand                $0.201 / kW

High Voltage Service            $0.137 / kW                  $195,406.28           $147,386.41           $147,386.41

Lighting Service                $0.000785 / kWh               $31,535.66            $28,324.23            $28,324.23

Instantaneous Interruptible     $0.074 / kW                   $65,631.07            $57,739.74            $57,739.74

Noticed Interruptible           $0.135 / kW                   $99,334.29            $85,841.27            $85,841.27
                                                           -------------         -------------         -------------

         Total                                             $4,426,069.86         $3,986,172.51         $3,986,172.51

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         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.


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         In WITNESS HEREOF, the undersigned has duly executed and delivered this
Monthly Servicer's Certificate this 9th day of June 2004.



                                  TXU ELECTRIC DELIVERY COMPANY,
                                  as Servicer


                                  By           /s/ John M. Casey
                                          -----------------------------------
                                  Name:    John M. Casey
                                  Title:   Assistant Treasurer


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